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EXHIBIT A

SCHEDULE 13D JOINT FILING AGREEMENT

        The undersigned and each other person executing this joint filing agreement (this "Agreement") agree as follows:

        The undersigned and each other person executing this Agreement are responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of the undersigned or any other person executing this Agreement is responsible for the completeness or accuracy of the information statement concerning any other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

        This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same instrument.

Date: September 25, 2002
U-C HOLDINGS, L.L.C.
	By:	Willis Stein & Partners, L.P. Its Managing Member
	By:	Willis Stein & Partners, L.L.C. Its General Partner
	By:	/s/ DANIEL M. GILL Daniel M. Gill Its: Managing Director
JOHN R. WILLIS
	By:	/s/ DANIEL M. GILL Daniel M. Gill, pursuant to a Power of Attorney filed with the Commission
AVY H. STEIN
	By:	/s/ DANIEL M. GILL Daniel M. Gill, pursuant to a Power of Attorney filed with the Commission
DANIEL H. BLUMENTHAL
	By:	/s/ DANIEL M. GILL Daniel M. Gill, pursuant to a Power of Attorney filed with the Commission
DANIEL M. GILL
/s/ DANIEL M. GILL

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  EXHIBIT A